As filed with the Securities and Exchange Commission on June 4, 1998.
                                                Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ZMAX CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                              52-2040275
   -------------------------------         ----------------------------
   (State or other jurisdiction of         (IRS Employer Identification
   incorporation or organization)                    Number)

                            20251 CENTURY BOULEVARD
                          GERMANTOWN, MARYLAND 20874
          -----------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)

                               ZMAX CORPORATION
                           1997 STOCK INCENTIVE PLAN

                               ZMAX CORPORATION
                            1997 DIRECTORS FORMULA
                               STOCK OPTION PLAN


                              MICHAEL C. HIGGINS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ZMAX CORPORATION
                            20251 CENTURY BOULEVARD
                          GERMANTOWN, MARYLAND 20874
         -------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (301) 353-9500
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                         COPIES OF COMMUNICATIONS TO:

          MICHAEL C. HIGGINS                     MICHAEL H. CHANIN,ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
           ZMAX CORPORATION                           SIXTH FLOOR
       20251 CENTURY BOULEVARD              1001 PENNSYLVANIA AVENUE, N.W.
     GERMANTOWN, MARYLAND  20874                WASHINGTON, D.C. 30303

                        CALCULATION OF REGISTRATION FEE
 ============================================================================================================
                                                 Proposed Maximum      Proposed Maximum
Title of Securities            Amount to Be       Offering Price      Aggregate Offering         Amount of
To Be Registered               Registered(1)       Per Share(2)            Price(2)          Registration Fee
Common Stock, par value
$.001 per share........         1,820,000             $ 9.42             $ 17,144,400           $ 5,057.60
 ============================================================================================================

(1) Plus an indeterminate number of shares of Common Stock that may be issuable by reason of stock options, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) The amounts are based on the average of the high and low prices for the Common Stock as reported in the NASDAQ Small Cap Market on May 28, 1998, in accordance with paragraphs (c) and (h)(i) of Rule 457 under the Securities Act of 1933.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The  following   documents   filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

      (1) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (File No. 000-23967);

      (2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-23967); and

      (3) The description of the Registrant's Common Stock contained on the Registrant's Registration Statement on Form 8-A as filed with the Commission on March 27, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-23967).

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "DGCL"), provides that a
Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a director or officer has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such director or officer for expenses in connection therewith pursuant to the DGCL. To the extent that an employee or agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is only required to indemnify such employee or agent for expenses in connection therewith if required by the corporation's certificate of incorporation or bylaws or by a contract or board resolution. The elimination of statutory mandatory indemnification for employees and agents is, however, effective only with respect to acts or omissions occurring on or after July 1, 1997. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the DGCL.

      As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, and Bylaws, as amended and restated, contain a provision which limit the personal liability of directors for all judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) for breach of their fiduciary duties as directors except to the extent such limitation of liability is prohibited by the DGCL. In accordance with the DGCL, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Registrant or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock repurchases under
Section 174 of the DGCL; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Registrant or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty.

      In addition, the Registrant's Bylaws, as amended and restated, provide for the indemnification of officers, employees, agents or other individuals to such extent and in such manner as determined by the Board of Directors in its sole discretion to the extent authorized by the DGCL.

ITEM 8.     EXHIBITS.

   Exhibit No.          Description
   -----------          -----------
      5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP.

      10.1              ZMAX    Corporation   1997   Stock   Incentive   Plan.
                        (Incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-29833).)

      10.2 ZMAX Corporation 1997 Directors Formula Stock Option Plan. (Incorporated herein by reference to Exhibit
                        10.3 to the Registrant's Registration Statement on Form S-4 (File No. 333-29833).)

      23.1 Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit No. 5 hereto).

      23.2              Consent of Arthur Andersen LLP.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Germantown, State of Maryland, on this 28th day of May, 1998.

                                      ZMAX CORPORATION

                                   By:/s/MICHAEL C. HIGGINS
                                      ---------------------
                                      Michael C. Higgins
                                      Chief Executive Officer and President


                                   By:/s/G.W. NORMAN WAREHAM
                                      ----------------------
                                      G. W. Norman Wareham
                                      Vice President, Chief Financial Officer,
                                      Treasurer and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title               Date
       ---------                  -----               ----
 /s/MICHAEL C. HIGGINS           Director          May 28, 1998
 ----------------------
 Michael C. Higgins


 /s/G.W. NORMAN WAREHAM          Director          May 28, 1998
 ----------------------
 G. W. Norman Wareham


 /s/MICHEL BERTY                 Director          May 28, 1998
 ----------------------
 Michel Berty


 /s/STEVE KOMAR                  Director          May 28, 1998
 ----------------------
 Steve Komar


 /s/TED FINE                     Director          May 28, 1998
 ----------------------
 Ted Fine


 /s/EDWARD YOURDON               Director          May 28, 1998
 ----------------------
 Edward Yourdon


 /s/MELVIN MCCUBBIN              Director          May 28, 1998
 ----------------------
 Melvin McCubbin

                                 EXHIBIT INDEX
                                 -------------


   Exhibit No.          Description
   -----------          -----------
      5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP.

      10.1              ZMAX    Corporation   1997   Stock   Incentive   Plan.
                        (Incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-29833).)

      10.2 ZMAX Corporation 1997 Directors Formula Stock Option Plan. (Incorporated herein by reference to Exhibit
                        10.3 to the Registrant's Registration Statement on Form S-4 (File No. 333-29833).)

      23.1 Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit No. 5 hereto).

      23.2              Consent of Arthur Andersen LLP.